                                                                     EXHIBIT 3.1

                         THE COMPANIES LAW, 5759 - 1999

                             ARTICLES OF ASSOCIATION
                                       OF

                        ITURAN LOCATION AND CONTROL LTD.
                        --------------------------------

                           A COMPANY LIMITED BY SHARES

                                     GENERAL

1.   DEFINITION AND INTERPRETATION

         1.1    The following terms in these Articles of Association shall have the respective meanings ascribed to them below:

                ARTICLES              The Articles of Association of the
                                      Company, as set forth herein and or as
                                      amended, from time to time.

                BOARD                 The Board of Directors of the Company.

                BUSINESS DAY          Sunday to Thursday, inclusive, with the
                                      exception of holidays and officials days
                                      of rest in the State of Israel.

                COMPANIES LAW         The Israeli Companies Law, 1999, as may be
                                      amended from time to time, and any law
                                      replacing it.

                COMPANY               Ituran Location and Control Ltd.

                COMPANIES REGULATIONS Regulations issued pursuant to the
                                      Companies Law.

                LAW                   The provisions of any law as defined in
                                      the Interpretation Law, 1981.

                GENERAL MANAGER       The general manager of the Company
                                      pursuant to the Companies Law, which is
                                      known also by the term Chief Executive
                                      Officer or CEO.

                ORDINARY MAJORITY     More than fifty percent (50%) of the votes
                                      of the Shareholders who are entitled to
                                      vote and who voted in a General Meeting in
                                      person, by means of a proxy or by means of
                                      a proxy card.

                SECURITIES LAW        The Securities Law, 1968, as may be
                                      amended from time to time, and any law
                                      replacing it.

                SECURITIES            Regulations issued pursuant to the
                REGULATIONS           Securities Law.

                SHAREHOLDER           Anyone registered as a shareholder in the
                                      Shareholder Register of the Company, or
                                      anyone who is a bearer of a share deed of
                                      the Company; or anyone person who is a
                                      shareholder according to the Companies
                                      Law.

                SPECIAL MAJORITY      A majority of at least three quarters
                                      (75%) of the votes of the Shareholders who
                                      are entitled to vote and who voted in a
                                      General Meeting, in person, by means of a
                                      proxy or by means of a proxy card.

                THE COMPANY           Ituran Location and Control Ltd., or any
                                      other name by which it will be called, in
                                      the event of the Company replacing or
                                      changing its name.

                IN WRITING            In script, in print, by means of a
                                      typewriter, photocopying, telex, cable,
                                      facsimile, electronic mail or in any other
                                      legible form, or which is produced in any
                                      other visual substitute for writing,
                                      including a combination of two or more
                                      methods, and "signed" shall be understood
                                      accordingly.

         1.2   Unless the subject or the context otherwise requires, each word and expression not specifically defined herein and defined in the
               Companies Law as in effect on the date when these Articles or any amendment hereto, as the case maybe first became effective, shall have the same meaning herein, and to the extent that no meaning is attached to it in the Companies Law, the meaning ascribed to it in the Companies Regulations, and if no meaning is ascribed thereto in the Companies Regulations, the meaning ascribed to it in the Securities Law or Securities Regulations; words and expressions importing the singular shall include the plural and vice versa; words and expressions importing the masculine gender shall include the feminine gender and vice versa; and words and expressions importing persons shall include corporate entities.

         1.3   The captions in these Articles are for convenience only and shall not be deemed a part hereof or affect the construction of any provision hereof.

         1.4   The specific provisions of these articles supersede the
               provisions of the companies Law to the extent permitted under the companies Law with respect to any matter that is not specifically addressed in these articles, the provisions of the companies Law shall govern.

2.       PUBLIC COMPANY

         The Company is a public company.

3.       THE PURPOSE AND OBJECTIVES OF THE COMPANY

         Subject to the provisions of the Company's Memorandum of Association, the purpose of the Company is to engage, directly or indirectly, in any lawful business activity or occupation whatsoever; provided, however, that the Company may donate reasonable amounts to worthy causes, as the
         Board may determine in its discretion, even if such donations are not within the framework of business considerations.

4.       LIMITED LIABILITY

         The liability of each Shareholder for the company's obligations is limited to the unpaid sum, if any, owing to the company in consideration for the issuance of the shares allotted to him.

                                  SHARE CAPITAL

5.       SHARE CAPITAL

         5.1   The authorized share capital of the Company is 20 million New
               Israeli Shekels (NIS Twenty Million Shekels) divided into 60 million Ordinary Shares NIS 0.33 1/3 par value each.

         5.2   The ordinary shares of the Company confer on the holders thereof rights to receive notice of, attend, and vote in meetings of the shareholders, rights to receive dividends, rights to receive a distribution of assets upon liquidation and certain other rights all as specified in these Articles.

6.       INCREASE OF SHARE CAPITAL

         6.1   The Company may, from time to time, by a resolution of the
               General Meeting adopted by an Ordinary Majority, whether or not all the shares then authorized have been issued, and whether or not all the shares theretofore issued have been called up for payment, increase its share capital by the creation of new shares. Any such increase shall be in such amount and shall be divided into shares of such nominal value, and such shares shall confer such rights and preferences, and shall be subject to such restrictions, as such resolution of the General Meeting shall provide.

         6.2   Except to the extent otherwise provided in such resolution of the
               General Meeting, such new shares shall be subject to all the provisions applicable to the shares of the original capital.

7.       SPECIAL RIGHTS; MODIFICATIONS OF RIGHTS

         7.1   Without prejudice to any special rights previously conferred upon the holders of existing shares in the Company, the Company may, from time to time, by a resolution of the Board, issue shares with such preferred or deferred rights or rights of redemption or other special rights and/or restrictions, whether with respect to liquidation, dividends, voting, conversion, repayment of share capital or otherwise, as may be stipulated in such resolution.

         7.2   If at any time the issued share capital is divided into different classes of shares, the rights attached to any class, unless otherwise provided by these Articles, may be modified or
               abrogated by the Company, by a resolution of the General Meeting adopted by an Ordinary Majority, subject to the consent of the holders of more than fifty percent (50%) of the issued shares of such class or the sanction of a resolution of a separate General
               Meeting of the holders of the shares of such class adopted by an
               Ordinary Majority, except if no rights in the Company are
               attached to that class of shares other than the receipt of their par value on a winding-up of the Company ("DEFERRED SHARES") and unless the issue terms of those shares provide otherwise.

         7.3   Unless otherwise provided by these Articles, the increase of the authorized number of shares of an existing class of shares, or the issuance of additional shares thereof or the creation of a new class of shares identical to an existing class of shares in all respects, shall not be deemed, for purposes of this Article
               7, to modify or abrogate the rights attached to the previously issued shares of such class or of any other class.

8.       CONSOLIDATION. SUBDIVISION. CANCELLATION AND REDUCTION OF SHARE CAPITAL

         8.1   The Company may, from time to time, by a resolution of the
               General Meeting adopted by an Ordinary Majority (subject,
               however, to the provisions of Articles 7.2 and 7.3 hereof and to the Companies Law):

               8.1.1     Consolidate and divide all or any of its issued or
                         unissued share capital into shares of larger nominal
                         value than its existing shares;

               8.1.2     Subdivide its shares, issued or unissued, or any of
                         them, into shares of smaller nominal value than is
                         fixed by these Articles, subject to the provisions of
                         the Companies Law, and the resolution whereby any share
                         is subdivided may determine that, as among the holders
                         of the shares resulting from such subdivision, one or
                         more of the shares may, as compared with the others,
                         have any such preferred or deferred rights or rights of
                         redemption or other special rights, or be subject to
                         any such restrictions, as the Company has power to
                         attach to unissued or new shares.

               8.1.3     Cancel any shares which, at the date of the adoption of
                         such resolution of the General Meeting, have not been
                         allotted, so long as the Company is not under an
                         obligation to allot these shares, and diminish the
                         amount of its share capital by the amount of the shares
                         so cancelled; or

               8.1.4     Reduce its share capital in any manner, subject to any
                         authorization or consent required by Law.

         8.2   With respect to any consolidation of issued shares into shares of larger nominal value, and with respect to any other action which may result in fractional shares, the Board may settle any
               difficulty which may arise with regard thereto, as it deems appropriate, including, inter alia, resort to one or more of the following actions:

               8.2.1     Determine, as to the holder of shares so consolidated,
                         which issued shares shall be consolidated into each
                         share of larger nominal value;

               8.2.2     Allot, in contemplation of or subsequent to such
                         consolidation or other action, such shares or
                         fractional shares sufficient to preclude or remove
                         fractional share holdings;

               8.2.3     Redeem, in the case of redeemable shares, and subject
                         to applicable Law, such shares or fractional shares
                         sufficient to preclude or remove fractional share
                         holdings;

               8.2.4     Cause the transfer of fractional shares by certain
                         Shareholders to other Shareholders so as to most
                         expediently preclude or remove any fractional
                         shareholdings, and cause the transferees to pay the
                         transferors the fair value of the fractional shares so
                         transferred, and the Board is hereby authorized to act
                         as agent for the transferors and transferees with power
                         of substitution for purposes of implementing the
                         provisions of this Article 8.2.4.

                                     SHARES

9.       ISSUANCE OF SHARE CERTIFICATES: REPLACEMENT OF LOST CERTIFICATES

         9.1   Share certificates shall be issued under the seal or stamp of the
               Company and shall bear the signature of a Director, or of any other person or persons so authorized by the Board.

         9.2   Each Shareholder shall be entitled to one numbered certificate for all the shares of any class registered in his name, and if the Board so approves, to several certificates, each for one or more of such shares. Each certificate may specify the serial numbers of the shares represented thereby and may also specify the amount paid up thereon.

         9.3   A share certificate registered in the names of two or more persons shall be delivered to the person first named in the
               Shareholder Register in respect of such co-ownership ("THE FIRST
               CO-OWNER").

         9.4   If a share certificate is defaced, lost or destroyed, it may be replaced, upon payment of such fee, and upon the furnishing of such evidence of ownership and such indemnity, as the Board may deem appropriate.

10.      REGISTERED HOLDER

         Except as otherwise provided in these Articles, the Company shall be entitled to treat the registered holder of any share as the absolute owner thereof, and, shall be entitled to treat the holder of any share in trust as a Shareholder and to issue to him a share certificate, in condition that the trustee notifies the Company of the identity of the beneficiary, and, accordingly, shall not, except as ordered by a court of competent jurisdiction, or as required by Law, be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person.

11.      ISSUANCE OF SHARES AND OTHER SECURITIES

         11.1  The unissued shares from time to time shall be under the control of the Board, which shall have the power to allot shares or otherwise dispose of them to such persons, on such terms and conditions (including inter alia terms relating to calls as set forth in Article 13 ("Calls on Shares") hereof), and either at par or at a premium, or, subject to the provisions of the
               Companies Law, at a discount, and at such times, as the Board may deem appropriate, and the power to give to any person the option to acquire from the Company any shares, either at par or at a premium, or, subject as aforesaid, at a discount, during such time and for such consideration as the Board may deem
               appropriate.

         11.2  The Board may determine to issue a series of bonds or other debt securities, as part of its authority or to take a loan on behalf of the Company, and within the limits of such authority.

         11.3  The Shareholders of the Company at any given time shall not have any preemptive right or priority or any other right whatsoever with respect to the acquisition of securities of the Company. The
               Board, in its sole discretion, may decide to offer securities of the Company first to existing Shareholders or to anyone or more of them.

         11.4  The Company is entitled to pay a commission (including underwriting fees) to any person, in consideration for
               underwriting services, or the marketing or distribution of securities of the Company, whether reserved or unreserved, as determined by the Board. Payments, as stated in this Article
               11.4, may be paid in cash or in Securities of the Company, or in a combination thereof or in any other manner.

12.      PAYMENT IN INSTALLMENTS

         If by the terms of issuance of any share, the whole or any part of the price thereof shall be payable in installments, every such installment shall, when due, be paid to the Company by the then registered holder(s) of the share or the person(s) entitled thereto.

13.      CALLS ON SHARES

         13.1  The Board may, from time to time, make such calls as it may deem appropriate upon Shareholders in respect of any sum unpaid in respect of shares held by such Shareholders which is not, by the terms of issuance thereof or otherwise, payable at a fixed time, and each Shareholder shall pay the amount of every call so made upon him (and of each installment thereof if the same is payable in installments), to the person(s) and at the time(s) and
               place(s) designated by the Board, as any such time(s) may be thereafter extended and/or such person(s) or place(s) changed.
               Unless otherwise stipulated in the resolution of the Board (and in the notice referred to in Article13.2), each payment in response to a call shall be deemed to constitute a pro rata payment on account of all shares in respect of which such call was made.

         13.2  Notice of any call shall be given in writing to the applicable
               Shareholder(s) not less than fourteen (14) days prior to the time of payment, specifying the time and place of payment, and
               designating the person to whom such payment shall be made;
               provided, however, that before the time for any such payment, the
               Board may, by notice in writing to such Shareholder(s), revoke such call in whole or in part, extend such time, or alter such designated person and/or place. In the event of a call payable in installments, only one notice thereof need be given.

         13.3  If, by the terms of allotment of any share or otherwise, any amount is made payable at any fixed time, every such amount shall be payable at such time as if it were a call duly made by the
               Board and of which due notice had been given, and

               all the provisions herein contained with respect to calls shall apply to each such amount.

         13.4  Any amount unpaid in respect of a call shall bear interest from the date on which it is payable until actual payment thereof, at such rate (not exceeding the then prevailing debitory rate charged by leading commercial banks in Israel), and at such time(s) as the Board may prescribe.

         13.5  Upon the allotment of shares, the Board may provide for differences among the allottees of such shares as to the amount of calls and/or the times of payment thereof

         13.6  The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof and all interest payable thereon.

14.      PREPAYMENT

         With the approval of the Board, any Shareholder may pay to the Company
         any amount not yet payable in respect of his shares, and the Board may approve the payment of interest on any such amount until the same would be payable if it had not been paid in advance, at such rate and time(s)
         as may be approved by the Board. The Board may, at any time cause the
         Company to repay all or any part of the money so advanced, without premium or penalty. Nothing in this Article 14 shall derogate from the right of the Board to make any call before or after receipt by the
         Company of any such advance.

15.      FORFEITURE AND SURRENDER

         15.1  If any Shareholder fails to pay any amount payable in respect of a call, or interest thereon as provided herein, on or before the day fixed for payment of the same, the Company, by resolution of the Board, may at any time thereafter, so long as such amount or interest remains unpaid, forfeit all or any of the shares in respect of which such call had been made. Any expense incurred by the Company in attempting to collect any such amount or interest, including, inter alia, attorneys' fees and costs of suit, shall be added to, and shall, for all purposes (including the accrual of interest thereon), constitute a part of the amount payable to the Company in respect of such call.

         15.2  Upon the adoption of a resolution of forfeiture, the Board shall cause notice thereof to be given to the Shareholder whose shares are the subject of such forfeiture, which notice shall state that, in the event of the failure to pay the entire amount so payable within a period stipulated in the notice (which period shall not be less than fourteen (14) days and which may be extended by the Board), such shares shall be ipso facto
               forfeited, provided, however, that, prior to the expiration of such period, the Board may nullify such resolution of forfeiture, but no such nullification shall estop the Board from adopting a further resolution of forfeiture in respect of the non-payment of such amount.

         15.3  Whenever shares are forfeited as herein provided, all distributions theretofore declared in respect thereof and not actually paid or distributed shall be deemed to have been
               forfeited at the same time.

         15.4  The Company, by resolution of the Board, may accept the voluntary surrender of any share.

         15.5  Any share forfeited or surrendered as provided herein shall become the property of the Company, and the same, subject to the provisions of these Articles, may be sold, re-allotted or
               otherwise disposed of as the Board deems appropriate.

         15.6  Any Shareholder whose shares have been forfeited or surrendered shall cease to be a Shareholder in respect of the forfeited or surrendered shares, but shall, notwithstanding, be liable to pay, and shall forthwith pay, to the Company, all calls, interest and expenses owing upon or in respect of such shares at the time of forfeiture or surrender, together with interest thereon from the time of forfeiture or surrender until actual payment, at the rate prescribed in Article 13.4 above, and the Board, in its
               discretion, may enforce the payment of such moneys, or any part thereof, but shall not be under any obligation to do so. In the event of such forfeiture or surrender, the Company, by resolution of the Board, may accelerate the date(s) of payment of any or all amounts then owing by the Shareholder in question (but not yet due) in respect of all shares owned by such Shareholder, solely or jointly with another, and in respect of any other matter or transaction whatsoever.

         15.7  The Board may at any time, before any share so forfeited or surrendered shall have been sold, re-allotted or otherwise disposed of, nullify the forfeiture or surrender on such
               conditions as it deems appropriate, but no such nullification shall estop the Board from re-exercising its powers of forfeiture pursuant to this Article 15.

16.      LIEN

         16.1  Except to the extent the same may be waived or subordinated in writing, the Company shall have a first and paramount lien upon all the shares registered in the name of each Shareholder which are not fully paid up (without regard to any equitable or other claim or interest in such shares on the part of any other
               person), and upon the proceeds of the sale thereof, for the amount payable to the Company in respect of such unpaid shares, solely or jointly with another, to or with the Company, whether the period for the payment, fulfillment or discharge thereof shall have actually arrived or not. Such lien shall extend to all distributions from time to time declared in respect of such shares. Unless otherwise provided, the registration by the company of a transfer of shares shall be deemed to be a waiver on the part of the company of the lien (if any) existing on such shares immediately prior to such transfer.

         16.2  The Board may cause the Company to sell any shares subject to such lien when any such debt, liability or engagement has
               matured, in such manner as the Board may deem appropriate, but no such sale shall be made unless such debt, liability or engagement has not been satisfied within fourteen (14) days after written notice of the Company's intention to sell shall have been served on such Shareholder, his executors, administrators or assignees.

         16.3  The net proceeds of any such sale, after payment of the costs thereof, shall be applied in or toward satisfaction of the debts, liabilities or engagements of such

               Shareholder in connection with such unpaid shares (whether or not the same have matured), or any specific part of the same (as the
               Board may determine), and the balance, if any, shall be paid to the Shareholder, his executors, administrators or assigns.

17.      SALE AFTER FORFEITURE OR SURRENDER OR IN ENFORCEMENT OF LIEN

         Upon any sale of shares after forfeiture or surrender or for enforcing a lien, the Board may appoint a person to execute a proper instrument of transfer of the shares so sold and cause the purchaser's name to be entered in the Shareholders Register in respect of such shares, and the purchaser shall not be bound to see to the regularity of the proceedings, or to the application of the purchase money, and after his name has been entered in the Shareholder Register in respect of such shares, the validity of the sale shall not be impeached by any person, and the remedy of any person aggrieved by the sale shall be in damages only and against the Company exclusively.

18.      REDEEMABLE SHARES

         The Company may, by resolution of the Board, issue redeemable securities and the provisions of section 312 of the Companies Law will apply to the issue of such securities. The Board shall determine which securities of the redeemable securities shall be redeemed, from time to time, and it shall furnish written notice thereof of at least 14 days to the holders of the above-mentioned securities, regarding the place, the date and the conditions of the redemption.

19.      TRANSFER OF SHARES

         19.1  No transfer of shares shall be registered unless the Company receives a deed of transfer or other proper instrument of
               transfer (in form and substance satisfactory to the Board), together with any share certificate(s). Until the transferee has been registered in the Shareholders Register in respect of the shares so transferred, the Company may continue to regard the transferor as the owner thereof. The Board may, from time to time, prescribe a reasonable fee for registration of a transfer.
               A Deed of Transfer shall be in the following form or in any substantially similar form, including any such form as is
               acceptable to the transfer agent for the Company's shares, or in any form otherwise approved by the board.

                                DEED OF TRANSFER

         "I, ...............(hereinafter: "The Transferor") of,
         .................., do hereby transfer, in consideration for
         .................................. , to (hereinafter: "The
         Transferee"), .....................share(s) NIS ....... par value each of Ituran Location and Control Ltd. (hereinafter: "The Company") to be held by the Transferee and/or his executors, administrators and assigns, subject to the same terms and conditions under which I held the same at the time of execution hereof; and I, the said Transferee, do hereby agree to take the said share(s) subject to the conditions aforesaid. In witness whereof we hereby execute this Deed of Transfer, this .... day of ..... 20..."

         The Transferee                   The Transferor

         Name:                            Name:
                --------------------              -------------------
         Signature:                       Signature:

         Witness to Signature             Witness to Signature

         Name:                            Name:
                --------------------              -------------------
         Signature:                       Signature:

         19.2  The transfer of shares which were not fully paid for, or shares on which the Company has a lien, shall have no validity unless approved by the Board, which may, in its absolute discretion and without giving any reason thereto, decline the registration of such transferor impose conditions on the transfer.

         19.3  The board may suspend the registration of transfers for such periods as it deems appropriate, and no such transfers shall be registered during any period in which the shareholders is so closed, provided such periods shall not exceed 30 days each year and provided that no such suspension shall take place in any 14 days precluding the recode date for any general meeting or to any distribution.

         19.4  Upon the death of a Shareholder

               19.4.1    In case of a share registered in the names of two or
                         more holders, the Company may recognize the survivor(s)
                         as the sole owner(s) thereof.

               19.4.2    Any person becoming entitled to a share in consequence
                         of the death of any person, upon producing evidence of
                         the grand of probate or letters of administration or
                         deceleration of succession (or such other evidence as
                         the Board of Directors may reasonably deem sufficient
                         that he sustains the character in respect of which he
                         proposes to act under this Article or of his title),
                         shall be registered as a shareholder in respect of such
                         shares, or may, subject to the regulations as to
                         transfer herein contained, transfer such share.

         19.5  The Company may recognize the receiver or liquidator of any corporate Shareholder in liquidation or dissolution, or the receiver or trustee in bankruptcy of any Shareholder, as being entitled to the shares registered in the name of such
               Shareholder, after receipt of evidence to the entitlement
               thereto, as determined by the Board.

         19.6  A person acquiring a right in shares as a result of being a custodian, administrator of the estate, executor of a will or the heir of a Shareholder, or a receiver, liquidator or a trustee in a liquidation, dissolution or bankruptcy of a Shareholder or according to another provision of Law, is entitled, after
               producing evidence of his right to the satisfaction of the Board, to be registered as the Shareholder or to transfer such shares to another person, subject to the provisions of this Article 19.

20.      BEARER SHARE

         The Company shall not issue bearer shares.

                                GENERAL MEETINGS

21.      ANNUAL MEETING

         An annual General Meeting shall be held once in every calendar year at such time within a period of not more than fifteen (15) months after the last preceding annual General Meeting and at such place either within or outside of the State of Israel as may be determined by the
         Board. These General Meetings shall be referred to as "Annual
         Meetings."

22.      EXTRAORDINARY MEETINGS

         22.1  All General Meetings other than Annual Meetings shall be referred to as "Extraordinary Meetings".

         22.2  The Board may, whenever it deems appropriate, convene an
               Extraordinary Meeting at such time and place, within or outside of the State of Israel, as may be determined by the Board, and shall be obliged to do so upon the demand in writing of one of the following:

               22.2.1    Any two Directors or a quarter of the Directors,
                         whichever is lower; or

               22.2.2    One or more Shareholders, holding alone or together at
                         least five percent (5%) of the issued share capital of
                         the Company, and at least one percent (1%) of the
                         voting rights in the company; or

               22.2.3    One or more Shareholders holding at least five percent
                         (5%) of the voting rights in the company. The demand
                         shall set forth the reasons for convening of the
                         meeting and shall be delivered to the registered office
                         of the Company.

         22.3  The Board, upon demand to convene an Extraordinary Meeting in accordance with Article 22.2.2 above, shall announce the
               convening of the General Meeting within twenty one (21) days from the receipt of a demand in that respect; provided, however, that the date fixed for the Extraordinary Meeting shall not be more than thirty five (35) days from the date of the announcement of the Extraordinary Meeting, or such other period as may be
               permitted by the Companies Law or Companies Regulations.

23.      CLASS MEETINGS

         The provisions of these Articles of Association with respect to General
         Meetings shall apply, mutatis mutandis, to meetings of the holders of a class of shares of the Company (hereinafter: "Class Meetings");
         provided, however, that the requisite quorum at any such Class Meeting shall be one or more Shareholders present in person, by proxy or by proxy card, and holding together not less than fifty percent (50%) of the issued shares of such class.

24.      NOTICE OF GENERAL MEETINGS

         24.1  The Company is not required to give notice under section 69(b) of the Companies Law, to the extent that such section is in effect.

         24.2  General Meeting requires prior notice of at least 21 days.

                         PROCEEDINGS AT GENERAL MEETINGS

25.      THE AGENDA OF GENERAL MEETINGS

         25.1  The agenda of General Meetings shall be determined by the Board and shall also include issues for which an Extraordinary Meeting is being convened in accordance with Article 22 above, or as otherwise may be required in accordance with the provisions of the Companies Law.

         25.2  The General Meeting shall only adopt resolutions on issues or act upon items which are on its agenda.

         25.3  The General Meeting is entitled to accept or reject a proposed resolution which is on the agenda of the General Meeting. Subject to applicable Law, the General Meeting may adopt a resolution which is different from the description thereof included in the announcement of the General Meeting, provided that such
               resolution is not materially different from the proposed
               resolution.

         25.4  Any Shareholder entitled to be present and vote in a General
               Meeting may bring any proposal with respect to any of the matters on the agenda of such General Meeting, provided however the
               Shareholder submits his written proposal specifying his intention to present it to the General Meeting at the Company's Registered
               office, within three (3) days of the announcement of the
               convening of the General Meeting.

26.      QUORUM

         26.1  No business shall be transacted at a General Meeting, or at any adjournment thereof, unless a lawful quorum is present when the meeting proceeds to business.

         26.2  Subject to the requirements of the Companies Law, the rules of
               Nasdaq National Market and any other exchange on which the
               Company's securities are or may become quoted or listed, and the provisions of these Articles, any two or more Shareholders (not in default in payment of any sum referred to in Article 13 hereof), present in person or by proxy, or who have delivered to the Company proxy card indicating their manner of voting, and who hold or represent shares conferring in the aggregate at least thirty-three and one-third percent (33 1/3%) of the voting power of the Company, shall constitute a lawful quorum at General
               Meetings. A Shareholder or his proxy, who also serves as a proxy for other Shareholder(s), shall be regarded as two or more
               Shareholders, in accordance with the number of Shareholders he is representing.

         26.3  If within an hour from the time appointed for the General Meeting a quorum is not present, the meeting, if convened by the Board upon demand under Article 22.2 or, if not convened by the Board, if convened by the persons making or court demanding in
               accordance with the provisions of the Companies Law, shall be dissolved, but in any other case it shall stand adjourned to the same day in the next week, at the same time and place, or to such day and at such time and place as the Chairman may determine with the consent of the holders of a majority of the voting power represented at the meeting in person or by proxy and voting on the question of adjournment. No business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting as originally called. At such adjourned meeting, any number of Shareholders present in person or by proxy or by proxy card, shall constitute a lawful quorum.

27.     CHAIRMAN

         The Chairman of the Board shall preside as Chairman at every General
         Meeting. If there is no such Chairman, or if the Chairman is not present within fifteen (15) minutes after the time fixed for holding such meeting or is unwilling to act as Chairman, the Shareholders present shall choose someone of their number or any other person to be
         Chairman. The position of Chairman shall not, by itself, entitle the holder thereof to vote at any General Meeting nor shall it entitle such holder to a second or casting vote (without derogating, however, from the rights of such Chairman to vote as a Shareholder or proxy of a
         Shareholder if, in fact, he is also a Shareholder or proxy, respectively).

28.     ADJOURNED MEETING

         A General Meeting at which a lawful quorum is present (hereinafter:
         "The Original General Meeting"), may resolve by an Ordinary Majority to adjourn the General Meeting, from time to time, to another time and/or place (hereinafter: an "Adjourned Meeting"). In the event that a
         General Meeting is adjourned for twenty one (21) days or more, a notice of the Adjourned Meeting shall be given in the same manner as the notice of the Original General Meeting. With the exception of the aforesaid, a Shareholder shall not be entitled to receive a notice of an Adjourned Meeting or of the issues which are to be discussed in the
         Adjourned Meeting. The Adjourned Meeting shall only discuss issues that could have been discussed at the Original General Meeting, and with respect to which no resolution was adopted.

29.     ADOPTION OF RESOLUTIONS AT GENERAL MEETINGS

         29.1  Except with respect to matters which require the approval of a special majority under the Companies Law or these Articles, all resolutions of the General Meeting, shall be deemed adopted if approved by an Ordinary Majority. A resolution of the General
               Meeting approving an amendment to the "Appointment of Directors"
               (Article 40 of these Articles) shall be deemed adopted only if approved by Special Majority.

         29.2  Every matter submitted to a General Meeting shall be decided by a show of hands, but if a written ballot is demanded by any
               Shareholder present in person, by proxy or by proxy card and entitled to vote at the meeting, the same shall be decided by such ballot. A written ballot may be demanded before the proposed resolution is voted upon or immediately after the declaration by the Chairman of the results of the vote by a show of hands. If a vote by written ballot is taken after such declaration, the results of the vote by a show of hands shall be of no effect, and the proposed resolution shall be decided by such written ballot.
               The demand for a written ballot may be withdrawn at any time before the same is conducted, in

               which event another Shareholder may then demand such written ballot. The demand for a written ballot shall not prevent the continuance of the meeting for the transaction of business other than the question on which the written ballot has been demanded.

         29.3  A declaration by the Chairman of the meeting that a resolution has been adopted unanimously, or adopted by a particular
               majority, or rejected, and an entry to that effect in the minute book of the Company, shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favor of or against such resolution.

30.     POWER TO ADJOURN

         (a) The Chairman of a General Meeting at which a quorum is present may, with the consent of the holders of a majority of the voting power represented in person or by proxy and voting on the question of adjournment (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjournment meeting except business which might lawfully have been transacted at the meeting as originally called. (b) It shall not be necessary to announce an adjournment, unless the meeting is adjourned for thirty (30) days or more in which event announcement thereof shall be given in the manner required for the meeting as originally called.

31.     VOTING POWER

         Subject to the provisions of Article 32.1 and subject to any provision hereof conferring special rights as to voting, or restricting the right to vote, every Shareholder shall have one vote for each share held by him of record, on every resolution, without regard to whether the vote thereon is conducted in person, by proxy or by proxy card, by a show of hands, by written ballot or by any other means.

32.     VOTING RIGHTS

         32.1  No Shareholder shall be entitled to vote at any General Meeting
               (or be counted as a part of the lawful quorum thereat), unless all calls and other sums then payable by him in respect of his shares in the Company have been paid.

         32.2  A company or other corporate entity being a Shareholder of the
               Company may authorize any person to be its representative at any
               General Meeting. Any person so authorized shall be entitled to exercise on behalf of such Shareholder all the power which the latter could have exercised if it were an individual shareholder.
               Upon the request of the Chairman of the General Meeting, written evidence of such authorization (in form acceptable to the
               Chairman) shall be delivered to him.

         32.3  Any Shareholder entitled to vote may vote either personally (or, if the Shareholder is a company or other corporate entity, by a representative authorized pursuant to Article 32.2) or by proxy
               (subject to Article 34 below), or by proxy card.

         32.4  The Board may determine, in its discretion, matters that may be voted upon at the meeting by proxy card in addition to the matters listed in section 87(a) to the Companies Law.

       32.5     If two or more persons are registered as joint holders of any share, the vote of the senior who tenders a vote, in person, by proxy or by proxy card, shall be accepted to the exclusion of the vote(s) of the other joint holder(s), and for this purpose seniority shall be determined by the order in which the names stand in the Shareholder Register.

33.      THE RECORD DATE WITH RESPECT TO PARTICIPATION AND VOTING

         The Shareholders who are entitled to participate and vote at a General
         Meeting shall be those Shareholders who are registered in the
         Shareholder Register of the Company on the date determined by the
         Board, provided that such date is not be more than twenty one (21)
         days, nor less than four (4) days, prior to the date of the General
         Meeting, except as otherwise permitted by the Companies Law or the
         Companies Regulations.

                                     PROXIES

34.      VOTING BY MEANS OF A PROXY

         34.1  A Shareholder is entitled to appoint by deed of authorization a proxy (who is not required to be a Shareholder of the Company) to participate and vote in his stead, whether at a certain General
               Meeting or generally at General Meetings of the Company (e.g, until the occurrence of such date or event as is specified in the deed of authorization), whether personally, by proxy or by means of a proxy card.

         34.2  In the event that the deed of authorization is not limited to a certain General Meeting, then the deed of authorization, which was deposited prior to a certain General Meeting, shall also be good for other General Meetings thereafter, subject to the terms of the deed of authorization. This Article 34 shall also apply to a Shareholder which is a corporation, appointing a person to participate and vote in a General Meeting in its stead.

35.      A DEED OF AUTHORIZATION

         35.1  The deed of authorization shall be in writing and shall be substantially in the form specified below, or in any usual or common form or in such other form as may be approved by the
               Board. It shall be duly signed by the appointer or his duly authorized attorney or, if such appointer is a company or other corporate entity, under its common seal or stamp or the hand of its duly authorized agent(s) or attorney(s). signed by the appointing shareholder or by his attorney duly authorized in writing, and shall be in the following form or any form similar thereto:

                 ITURAN LOCATION AND CONTROL LTD ("the Company")

         I,....................... of ............................ being a shareholder of the Company hereby appoint Mr.
         ............................ of ............................... or, in
         his absence, Mr. ........................ of
         ....................................... as proxy to vote for me and on my behalf at the general (ordinary or special) meeting of the Company
         (as the case may be) to be convened on the ..... day of
         ................................... and at every adjournment thereof.

                               Signed this ....... day of ....................".

         (Signature of Appointer)

         35.2  The deed of authorization (and the power of attorney or other authority, if any, under which such instrument has been signed)
               shall either be delivered to the Company (at its registered office, or at its principal place of business, or at the office of its registrar and/or transfer agent or at such place as the
               Board may specify) not less than twenty four (24) hours before the time fixed for the meeting, at which the person named in the deed of authorization proposes to vote, or presented to the
               Chairman at such meeting.

36.      EFFECT OF DEATH OF APPOINTER OR REVOCATION OF APPOINTMENT

         A vote cast pursuant to a deed of authorization shall be valid notwithstanding the previous death, incapacity or bankruptcy, or if a company or other corporate entity, the liquidation, of the appointing
         Shareholders (or of his attorney-in fact, if any, who signed such instrument), or the revocation of the appointment provided no written notice of any such event shall have been received by the Company or by the Chairman of the General Meeting before such vote is cast and provided, further, that the appointing Shareholder, if present in person at said General Meeting, may revoke the appointment by means of a written or oral notification to the Chairman, or otherwise.

37.      THE DISQUALIFICATION OF PROXY CARDS AND DEED OF AUTHORIZATION

         Subject to the provisions of applicable Law, the corporate secretary of the Company and/or the Chairman of the Board may, in his discretion, disqualify proxy card and deed of authorization and so notify the
         Shareholder who submitted a proxy card or deed of authorization in the following cases:

         37.1  If there is a reasonable suspicion that they are forged or falsified;

         37.2  If they are not duly executed or completed, as set forth in
               Article 35.1 above, if applicable

         37.3  If they are given with respect to shares for which one or more proxy cards or deeds of authorization have been given and not withdrawn;

         37.4  If more than one choice is marked for the same resolution; or

         37.5  With respect to resolutions which require that the majority for their adoption include a certain percentage of those not having a personal interest in the approval of the resolution, where it was not marked, or otherwise notified to the Company, whether or not the relevant Shareholder has a personal interest.

                               BOARD OF DIRECTORS

38.      THE AUTHORITY OF THE BOARD

         38.1  The authority of the Board is as specified in the Companies Law and in the provisions of these Articles. Without derogating from the generality of the

               aforesaid, The management of the business of the Company shall be vested in the Board, which may exercise all such powers and do all such acts and things as the Company is authorized to exercise and do, and are not hereby or by law required to be exercised or done by the company in a General Meeting. The authority conferred on the Board by this Article 38 shall be subject to the
               provisions of the Companies Law, of these Articles and any regulation or resolution consistent with these Articles adopted from time to time by the Company in a General Meeting, provided, however, that no such regulation or resolution shall invalidate any prior act done by or pursuant to a decision of the Board which would have been valid if such regulation or resolution had not been adopted.

         38.2  Without derogating from the generality of Articles 38.1 above, the Board's authority shall include the following:

               38.2.1    The Board may, from time to time, in its discretion,
                         cause the Company to borrow or secure the payment of
                         any sum or sums of money for the purposes of the
                         Company, and may secure or provide for the repayment of
                         such sum or sums in such manner, at such times and upon
                         such terms and conditions in all respects as it deems
                         appropriate, including, without limitation, by the
                         issuance of bonds, perpetual or redeemable debentures
                         or other securities, or any mortgages, charges, or
                         other liens on the undertaking or the whole or any part
                         of the property of the Company, both present and
                         future, including its uncalled or called but unpaid
                         capital.

               38.2.2    Subject to the provisions of Article 35 below and
                         subject to the provisions of any applicable law, the
                         Board may, from time to time, set aside any amount(s)
                         out of the profits of the Company as a reserve or
                         reserves for any purpose(s) which the Board, in its
                         sole discretion, shall deem appropriate, and may invest
                         any sum so set aside in any manner and from time to
                         time deal with and vary such investments, and dispose
                         of all or any part thereof, and employ any such reserve
                         or any part thereof in the business of the Company
                         without being bound to keep the same separate from
                         other assets of the Company, and may subdivide or
                         re-designate any reserve or cancel the same or apply
                         the funds therein for another purpose, all as the Board
                         may from time to time deem appropriate.

               38.2.3    Subject to the provisions of any Law, the Board may,
                         from time to time, authorize any person to be the
                         representative of the Company with respect to those
                         objectives with such powers, discretions and
                         authorities subject to those conditions and for that
                         time period, as the Board deems appropriate, and any
                         such appointment may contain such provisions for the
                         protection and convince of persons dealing with such
                         representative as the board may deem it and may also
                         grant any such representative the authority to delegate
                         any or all of the authorities, powers and discretions
                         vested in him by the Board.

               38.2.4    The Board may, at any time in its sole discretion,
                         adopt protective measures to prevent or delay a
                         coercive takeover of the company,

                         including without limitation the adoption of a
                         "Shareholder Rights Plan".

39.      BOARD MEETINGS

         39.1  Convening Meetings of the Board

               39.1.1    The Chairman of the Board may convene a meeting of the
                         Board at any time; provided that a meeting of the Board
                         be convened at least once every three (3) months.

               39.1.2    The Chairman of the Board shall convene a meeting of
                         the Board at any time or in any event that such meeting
                         is required by the provisions of the Companies Law.

         39.2  Notice of a Meeting of the Board

               39.2.1    Any notice with respect to a meeting of the Board may
                         be given orally or in writing, so long as the notice is
                         given at least seven (7) days prior to the date fixed
                         for the meeting, unless all members of the Board or
                         their Alternate Directors (as described in Article 41
                         below) or their representatives agree on a shorter time
                         period. Such notice shall be delivered personally, by
                         mail, or transmitted via facsimile or e-mail or through
                         another means of communication, to the address,
                         facsimile number or to the e-mail address or to an
                         address where messages can be delivered through other
                         means of communication, as the case may be, as the
                         Director or its alternate informed the Company in
                         advance.

               39.2.2    A notice with respect to a meeting of the Board shall
                         include the venue, date and time of the meeting of the
                         Board, the issues on its agenda and any other material
                         that the Chairman of the Board requests to be included
                         in the notice with respect to the meeting.

         39.3  The Agenda of Board Meetings

               The agenda of any meeting of the Board shall be as determined by the Chairman of the Board, and shall include the following matters:

               39.3.1    Matters for which the meeting is required to be
                         convened in accordance with the Companies Law;

               39.3.2    Any matter requested by a Director or by the Chief
                         Executive Officer to be included in the agenda of the
                         meeting within at least 24 hours (taking into account
                         the nature of the matter) prior to the meeting;

               39.3.3    Any other matter determined by the Chairman of the
                         Board.

         39.4  QUORUM

               Unless otherwise unanimously decided by the Board, a quorum at a meeting of the Board shall be constituted by the presence of a majority of the members of the

               Board then in office who are lawfully entitled to participate in the meeting (as conclusively determined by the Chairman of the
               Board), but shall not be less than two Directors.

         39.5  CONDUCTING A MEETING THROUGH MEANS OF COMMUNICATION

               The Board may conduct a meeting of the Board through the use of any means of communication, provided all of the participating
               Directors can hear each other simultaneously. A resolution approved by use of means of communications as aforesaid, shall be deemed to be a resolution lawfully adopted at a meeting of the Board.

         39.6  VOTING IN THE BOARD

                Unless otherwise provided by these Articles, issues presented at meetings of the Board shall be decided upon by a majority of the votes of Directors present (or participating, in the case of a vote through a permitted means of communications) and lawfully voting thereon (as conclusively determined by the Chairman of the Board). Subject to the provision of Article 41.2 below, with respect to representatives of Directors that are companies, each
                Director shall have a single vote.

         39.7  WRITTEN RESOLUTION

               A resolution in writing signed by all Directors then in office and lawfully entitled to vote thereon (as conclusively
               determined by the Chairman of the Board) or to which all of such
               Directors have given their consent (by letter, telegram, telex, facsimile, e-mail or other written forms), or their oral consent by telephone (provided that a written summary thereof has been approved and signed by the Chairman of the Board), shall be deemed to have been adopted by a meeting of the board duly convened and held. In the event of the adoption of a resolution pursuant to this article, the Chairman of the Board shall state in the minutes the manner in which each Director voted in the resolution and the fact that such Directors consented to the adoption of a resolution without the convening of a meeting.

40.      THE APPOINTMENT OF DIRECTORS

         40.1  The Number of Directors

               The Board shall consist of such number of Directors, not less than two (2) nor more than twelve (12) (including External
               Directors, as defined by the Companies Law).

         40.2  Classes & Term of Directors Office

               The Directors on the Board, other than the External Directors, are divided into three classes, Class A, Class B and Class C, consisting of up to 3 Directors each.

               The term of office of the directors assigned to Class A will expire at the Company's second Annual Meeting to be convened following the adoption of these Articles, and at each third succeeding Annual Meeting thereafter.

               The term of office of the directors assigned to Class B will expire at the third annual meeting of shareholders, to be
               convened following the adoption of these Articles and at each third succeeding Annual Meeting thereafter.

               The term of office of the directors assigned to Class C will expire at the forth annual meeting of shareholders, to be
               convened following the adoption of these Articles and at each third succeeding Annual Meeting thereafter.

               External Directors shall be elected and serve terms in
               accordance with the Companies Law.

         40.3  DIRECTORS GENERALLY

               40.3.1    Subject to the provisions of the Companies Law, a
                         Director may hold another position in the Company.

               40.3.2    A company or other corporate entity may serve as a
                         Director in the Company.

               40.3.3    The Board shall include External Directors as may be
                         required to comply with the requirements of the
                         Companies Law, and shall include Independent Directors
                         as may be required to comply with the Nasdaq Stock
                         Market or any other securities exchange on which the
                         securities of the Company are or may become quoted or
                         listed.

         40.4  THE ELECTION OF DIRECTORS AND THEIR TERMS OF OFFICE

               40.4.1    Directors (other than the External Directors) shall be
                         elected only at Annual Meetings, unless other provided
                         in these Articles, and shall so serve until the
                         expiration of their term of office pursuant to these
                         Articles. A Director whose office is terminated shall
                         be eligible for re-election (subject to the provisions
                         of the Companies Law applicable to External Directors).
                         The Annual Meeting and in the case of External
                         Directors also the Extraordinary Meeting, at the time
                         of election of a Director, shall classify such Director
                         to Class A, Class B or Class C as set forth above,
                         subject however to the provisions of the Companies Law.

               40.4.2    The Annual Meeting may elect any person(s) as
                         Director(s) if such person served as a Director up
                         until the date of the Annual Meeting, if such person
                         was nominated by the Board or if such person was
                         elected by a Shareholder in accordance with Article
                         40.4.1 above.

               40.4.3    The Annual Meeting at a Special Majority shall be
                         entitled to remove from office any Director.

               40.4.4    The Board of Directors may elect any person or persons
                         as a Director(s), to fill an office which became vacant
                         to the same class of directors and the same duration of
                         office which would have been applicable to the

                         Director whose office became vacant, had his/her office
                         would not have been terminated.

               40.4.5    In addition to the aforesaid, and subject to the
                         provisions of the Companies Law with respect to
                         External Directors, the office of a Director shall
                         vacate with the occurrence of one or more of the events
                         listed in section 228 of the Companies Law (with the
                         exception of section 230 of the Companies Law which
                         shall not apply) as well as in the event the Director
                         dies, is declared by the court to be incapable or, in
                         the event of a company or another corporate entity upon
                         adaptation of a resolution for its voluntary
                         liquidation or the issuance of a liquidation order.

               40.4.6    (a) Notwithstanding anything to the contrary herein,
                         the term of a Director may commence of a date later
                         than the date of the Shareholders Resolution electing
                         said Director, is so specified in said Shareholders
                         Resolution. (b) The election and removal of External
                         Directors shall be governed by the Companies Law,
                         provided, however, that the company shall not have more
                         than three "External Directors".

41.      ALTERNATE DIRECTORS AND REPRESENTATIVE OF A DIRECTOR THAT IS A COMPANY

         41.1  Alternate Directors

               41.1.1    Subject to the provisions of the Companies Law, any
                         Director may, by written notice to the Company, appoint
                         an alternate for himself (in these Articles, an
                         "Alternate Director"), dismiss such Alternate Director
                         and appoint another Alternate Director in place of any
                         Alternate Director appointed by him whose office has
                         been vacated for any reason whatsoever, whether for a
                         certain meeting or a certain period of time or
                         generally. Any notice given to the Company pursuant to
                         this Article shall be in writing, delivered to the
                         Company and signed by the appointing or dismissing
                         Director, and shall become effective on the date fixed
                         therein, or upon the delivery thereof to the Company,
                         whichever is later.

               41.1.2    Anyone who is not qualified to be appointed as a
                         Director and/or anyone serving as a Director or as an
                         existing Alternate Director may not be appointed and
                         may not serve as an Alternate Director.

         41.2  REPRESENTATIVE OF A DIRECTOR THAT IS A COMPANY

               41.2.1    A Director that is a company or other corporate entity
                         shall appoint an individual, qualified to be appointed
                         as a Director in the Company, in order to serve on its
                         behalf, either for a certain meeting or for a certain
                         period of time or generally and such company or other
                         entity may also dismiss that individual and appoint
                         another in his stead (hereinafter: "Director's
                         Representatives"). Any notice given to the Company
                         pursuant to this Article shall be in writing, delivered
                         to the Company and signed by the appointing or
                         dismissing body, and shall become

                         effective on the date fixed therein, or upon the
                         delivery thereof to the Company, whichever is later.

               41.2.2    Subject to Article 41.2.1, any person, whether or not a
                         Director may serve as a Director's Representative. One
                         person may act as a Director's Representative of
                         several Directors, and in such event he shall have a
                         number of votes (and shall be treated as the number of
                         persons for purposes of establishing a quorum) equal to
                         the number of Directors for whom he acts as a
                         Director's Representative. If a Director's
                         Representative is also a Director in his own right, his
                         rights as a Director's Representative shall be in
                         addition to his rights as a Director.

         41.3  Provisions with Respect to Alternate Directors and Director's
               Representatives

               41.3.1    An Alternate Director and a Director's Representative
                         shall have all the authority of the Director who
                         appointed him, provided, however, that an appointment
                         by such alternate or a representative for himself may
                         only be made in compliance with the provisions of the
                         Companies Law, provided further that an Alternate
                         Director and a Director's Representative shall have no
                         standing at any meeting of the Board or any committee
                         thereof while the Director who appointed him is
                         present.

               41.3.2    The office of an Alternate Director or a Director's
                         Representative shall be vacated under the
                         circumstances, mutatis mutandis, set forth in Article
                         40.4.5, and such office shall ipso facto be vacated if
                         the Director who appointed such Alternate Director or
                         Director's Representative ceases to be a Director.

42.      CONTINUING DIRECTORS IN THE EVENT OF VACANCIES

         In the event of one or more vacancies in the Board, the continuing
         Directors may continue to act in every matter; provided, however, that if the number of continuing Directors is less than the minimum number provided for pursuant to Article 40.1 hereof, and unless the vacancy or vacancies is filled by the Board of Directors pursuant to Article
         40.4.4, they may only act for the convening of a General Meeting for the purpose of electing Director(s) to fill any or all vacancies.

43.      PERSONAL INTEREST OF A DIRECTOR

         Subject to compliance with the provisions of the Companies Law and the
         Nasdaq rules, the Company may enter into any contract or otherwise transact any business with any Director and may enter into any contract or otherwise transact any business with any third party in which contract or business a Director has a personal interest, directly or indirectly.

44.      COMMITTEES OF THE BOARD OF DIRECTORS

         44.1  Subject to the provisions of the Companies Law, the Board may delegate its authorities or any part of thereof to committees, as it deems appropriate, and it may from time to time cancel the delegation of any such authority. Any such committee shall, in the exercise of the powers delegated, fulfill all of the
               instructions given to it from time to time by the Board.

         44.2  Subject to the provisions of the Companies Law, the rules of the
               Nasdaq National Market or any other exchange on which the
               Company's securities are or may become quoted or listed, each committee of the Board shall consist of at least two (2)
               Directors, of which at least one shall be an External Director;
               provided that the audit committee shall consist of at least three
               (3) Directors, and all of the External Directors of the Company
               shall be members of it.

         44.3  The provisions of these Articles with respect to meetings of the
               Board shall apply, mutatis mutandis, to the meetings and
               discussions of each committee of the Board, so far as they are not superseded by any regulations adopted by the Board under this
               Article, and provided that the lawful quorum for the meetings of the committee, as stated, shall be at least a majority of the members of the committee, unless otherwise Required by Law.

45.      CHAIRMAN OF THE BOARD

         45.1  Appointment

               45.1.1    The Board shall choose one of its members to serve as
                         the Chairman of the Board. Unless otherwise provided in
                         the appointing resolution, the Chairman of the Board
                         shall serve until otherwise resolved by the Board.

               45.1.2    In the event that the Chairman of the Board ceases to
                         serve as a Director in the Company, the Board, in its
                         first meeting held thereafter, shall appoint one of its
                         members to serve as a new Chairman who will serve in
                         his position for the term set in the appointment
                         resolution, and if no period is set, until the
                         appointment of a new Chairman, as provided in this
                         Article.

               45.1.3    In the event that the Chairman of the Board is absent
                         from a meeting of the Board within fifteen (15) minutes
                         of the time fixed for the meeting, or if he is
                         unwilling to preside at the meeting, the Board shall
                         appoint one of the Directors present to preside at the
                         meeting.

         45.2  Authority

               45.2.1    The Chairman of the Board shall preside over meetings
                         of the Board and shall sign the minutes of the
                         meetings.

               45.2.2    In the event of deadlock vote, the Chairman of the
                         Board shall not have an additional or casting vote.

               45.2.3    The Chairman of the Board is entitled, at all times, at
                         his initiative or pursuant to a resolution of the
                         Board, to require reports from the General Manager in
                         matters pertaining to the business affairs of the
                         Company.

               45.2.4    The Chairman of the Board shall not serve as the
                         General Manager of the Company, unless he is appointed
                         in accordance with the provisions of the Companies Law.

               45.2.5    The Chairman of the Board shall not serve as a member
                         of the audit committee.

46.      VALIDITY OF ACTS DESPITE DEFECTS

         Subject to the provisions of the Companies Law, all acts done bona fide at any meeting of the Board, or of a committee of the Board, or by any person(s) acting as Director(s), shall, notwithstanding that it may afterwards be discovered that there was some defect in the appointment of the participants in such meetings or any of them or any person(s)
         acting as aforesaid, or that they or any of them were disqualified, be as valid as if there was no such defect or disqualification.

                                     MINUTES

47.      MINUTES

         47.1  minutes of each General Meeting and of each meeting of the Board shall be recorded and duly entered in books provided for that purpose. Such minutes shall set forth all resolutions adopted at the meeting and, with respect to minutes of board meetings, the names of the persons present at the meeting

         47.2  Any minutes as aforesaid, if purporting to be signed by the
               Chairman of the meeting or by the Chairman of the next succeeding meeting, shall constitute prima facie evidence of the matters recorded therein.

                                OFFICERS; AUDITOR

48.      THE GENERAL MANAGER

         48.1  The Board shall appoint a General Manager, and may appoint more than one General Manager. Subject to Article 45.2.4, the General
               Manager may be a Director. Such appointment(s) may be either for a fixed term or without any limitation of time, and the Board of
               Directors may from time to time (subject to the provisions of the
               Companies Law and of any contract between any such person and the
               Company) fix his or their salaries and emoluments, remove or dismiss him or them from office and appoint another or others in his or their place or places.

         48.2  The Authority of the General Manager

               48.2.1    The General Manager is responsible for the day-to-day
                         management of the affairs of the Company within the
                         framework of the policies set by the Board and subject
                         to its instructions.

               48.2.2    The General Manager shall have all managerial and
                         operational authorities, which were not conferred by
                         Law or pursuant to these Articles to any other organ of
                         the Company, and he shall be under the supervision of
                         the Board.

               48.2.3    In the event the Board appoints more than one General
                         Manager, the Board may determine the respective
                         positions and functions of the General Managers and
                         allocate their authorities as the Board may deem
                         appropriate.

               48.2.4    The Board may assume the authority granted to the
                         General Manager, either with respect to a certain issue
                         or for a certain period of time.

               48.2.5    In the event that the General Manager is unable to
                         exercise his authority, the Board may exercise such
                         authority in his stead, or authorize another to
                         exercise such authority.

               48.2.6    The General Manager, with the approval of the Board,
                         may delegate to his subordinates any of his authority.

49.      INTERNAL AUDITOR

         49.1  The Board shall appoint an internal auditor to the Company in accordance with the proposal of the audit committee and with the provisions of the Companies Law. The internal auditor shall report to the Chairman of the Board, the General Manager and the
               Chairman of the audit committee, all to the extent required by
               Law.

         49.2  The internal auditor shall file with the Audit Committee (after consulting with the Chairman of the Board) a proposal for an annual or other periodic work plan, which shall be approved by the Audit Committee, subject to any changes it deems appropriate.

50.      OTHER OFFICERS OF THE COMPANY

         The Board may appoint, in addition to the General Manager and the internal auditor, other officers, define their positions and authorities, and set their compensation and terms of employment. Unless otherwise resolved by the Board, the General Manager is authorized to exercise any or all of its authorities stated in this Article.

51.      THE AUDITOR

         51.1  The Shareholders at the Annual Meeting shall appoint an auditor for a period until the close of the following Annual Meeting or for a period not to extend beyond the close of the third Annual
               Meeting following the Annual Meeting in which he was appointed.
               Subject to the provisions of the Companies Law, the General
               Meeting is entitled at any time to terminate the service of the auditor.

         51.2  The Board shall fix the compensation of the auditor of the
               Company for his auditing activities, and shall also fix the compensation of the auditor for additional services, if any, which are not auditing activities, and, in each case, shall report thereon to the Annual Meeting.

                                  DISTRIBUTIONS

52.     GENERAL

         The Company may effect a distribution to its Shareholders to the extent permitted by the Companies Law.

53.     DIVIDEND AND BONUS SHARES

         53.1  Right to Dividend or Bonus Shares

               53.1.1    A shareholder shall be entitled to receive dividends or
                         bonus shares, upon the resolution of the Company in
                         accordance with Article 53.2 below, consistent with the
                         rights attached to the shares held by such Shareholder.

               53.1.2    The Shareholders entitled to receive dividends or bonus
                         shares shall be those who are Shareholders on the date
                         of the resolution approving the distribution or
                         allotment, or on such later date, as may be determined
                         in such resolution.

         53.2  Resolution of the Company with Respect to a Dividend or Bonus
               Shares

               The resolution of the Company with respect to the distribution of a dividend or bonus shares shall be adopted by the Board in accordance with the provisions of the Companies Law.

         53.3  Specific Dividend

               The Board will determine the way and method of payment of any dividend or bonus shares.

         53.4  Deductions from Dividends

               The Board may deduct from any distribution or other moneys payable to any Shareholder in respect of a share any and all relevant withholding tax, and any and all sums of money then payable by him to the Company on account of calls or otherwise in respect of shares of the Company.

         53.5  Retention of Dividends

               53.5.1    The Board may retain any dividend, bonus shares or
                         other moneys payable or property distributable in
                         respect of a share on which the Company has a lien, and
                         may apply the same in or toward satisfaction of the
                         debts, liabilities, or engagements in respect of which
                         the lien exists.

               53.5.2    The Board may retain any dividend, bonus shares or
                         other moneys payable or property distributable in
                         respect of a share in respect of which any person is,
                         under Article 19.5, entitled to become a Shareholder,
                         or which any person is, under said Articles, entitled
                         to transfer, until such person shall become a
                         Shareholder in respect of such share or shall transfer
                         the same.

         53.6  Mechanics of Payment

               Any dividend or other moneys payable in cash in respect of a share may be paid by check sent by registered mail to, or left at, the registered address of the person entitled thereto or by transfer to a bank account specified by such person (or, if two or more persons are registered as joint holders of such share or are entitled jointly thereto as a result of the death or
               bankruptcy of the holder or otherwise, to anyone of such persons or to his bank account), or to such person and at such address as the person entitled thereto may direct in writing. Every such check shall be made payable to the order of the person to whom it is sent, or to such person as the person entitled thereto as aforesaid may direct, and payment of the check by the banker upon whom it is drawn shall be a good discharge to the Company. Every such check shall be sent at the risk of the person entitled to the money represented thereby.

         53.7  An Unclaimed Dividend

               All unclaimed dividends or other moneys payable in respect of a share may be invested or otherwise made use of by the Board for the benefit of the Company until claimed. The payment by the
               Board of any unclaimed dividend or such other moneys into a separate account shall not constitute the Company a trustee in respect thereof, and any dividend unclaimed after a period of seven (7) years from the date of declaration of such dividend, and any such other moneys unclaimed after a like period from the date the same were payable, shall be forfeited and shall revert to the Company; provided, however, that the Board may, at its discretion, cause the Company to pay any such dividend or such other moneys, or any part thereof, to a person who would have been entitled thereto had the same not reverted to the Company.

         53.8  Receipt from a Joint Holder

               If two or more persons are registered as joint holders of any share, or are entitled jointly thereto as a result of the death or bankruptcy of the holder or otherwise, anyone of them may give effectual receipts for any dividend, bonus shares or other moneys payable or property distributable in respect of such share.

         53.9  Manner of Capitalization of Profits and the Distribution of Bonus
               Shares

               Upon the resolution of the Board the Company may cause any moneys, investments, or other assets forming part of the
               undivided profits of the Company, standing to the credit of a reserve fund, or to the credit of a reserve fund for the
               redemption of capital, or in the hands of the Company and
               available for distribution, or representing premiums received on the issuance of shares and standing to the credit of the share premium account, to be capitalized and distributed as capital among such of the Shareholders as would be entitled to receive the same if distributed by way of dividend and in the same proportion, or may cause any part of such capitalized fund to be applied on behalf of such Shareholders in paying up in full, either at par or at such premium as the resolution may provide, any un issued shares or debentures or other securities of the
               Company which shall be distributed accordingly, in payment, in full or in part, of

               the uncalled liability on any issued shares or debentures or other securities, and may cause such distribution or payment to be accepted by such Shareholders in full satisfaction of their interest in such capitalized sum.

       53.10   The Board may settle, as it deems fit, any difficulty arising with regard to the distribution of bonus shares, distributions referred to in Articles 53.2 and 53.9 hereof or otherwise, and in particular, to issue certificates for fractions of shares and sell such fractions of shares in order to pay their
               consideration to those entitled thereto, to set the value for the distribution of certain assets and to determine that cash payments shall be paid to the Shareholders on the basis of such value, or that fractions whose value is less than NIS 1.00 shall not be taken into account. The Board may pay cash or convey these certain assets to a trustee in favor of those people who are entitled to a dividend or to a capitalized fund, as the
               Board shall deem appropriate.

       53.11   The provisions of this chapter shall also apply to the
               distribution of Securities.

54.  ACQUISITION OF SHARES

         54.1  The Company is entitled to acquire or to finance an acquisition, directly or indirectly, of shares of the Company or securities convertible or exercisable into shares of the Company, including incurring an obligation to take any of these actions, subject to the fulfillment of the conditions of a permitted distribution under the Companies Law. In the event that the Company so
               acquired any of its shares, any such share shall become a dormant share, and shall not confer any rights, so long as it held by the
               Company.

         54.2  A subsidiary or another company controlled by the Company is entitled to acquire or finance an acquisition, directly or indirectly, of shares of the Company or securities convertible or exercisable into shares of the Company, or incur an obligation with respect thereto, to the same extent that the Company may make a distribution, subject to the terms of, and in accordance with the Companies Law. In the event a subsidiary or such
               controlled company so acquired any of the Company's shares, any such share shall not confer any voting rights, so long as it is held by such subsidiary or controlled company.

         INSURANCE, INDEMNIFICATION AND RELEASE OF OFFICE HOLDERS

55.      DEFINITION

         For purposes of Articles 56, 57 and 58 below, the term "Office Holder"
         shall have the meaning ascribed to such term in the Companies Law.

56.      INSURANCE OF OFFICE HOLDERS

         56.1  The Company may, to the extent permitted by the Companies Law, enter into a contract for the insurance of the liability of an
               Office Holder of the Company, in respect of a liability imposed on him as a result of an act done by him in his capacity as an
               Office Holder of the Company, in any of the following:

               56.1.1    A breach of his duty of care to the Company or to
                         another person;

               56.1.2    A breach of his duty of loyalty to the Company,
                         provided that the Office Holder acted in good faith and
                         had reasonable grounds to assume that such act would
                         not harm the Company;

               56.1.3    A financial liability imposed on him in favor of
                         another person.

57.      INDEMNIFICATION OF OFFICE HOLDERS

         57.1  The Company may, to the extent permitted by the Companies Law, indemnify an Office Holder of the Company for liability or expense he incurs as a result of an act done by him in his capacity as an Office Holder of the Company, as follows:

               57.1.1    A financial liability imposed on him in favor of
                         another person by a court judgment, including a
                         settlement judgment or an arbitrator's award approved
                         by a court;

               57.1.2    reasonable litigation expenses, including attorneys'
                         fees, expended by an Office Holder pursuant to an
                         investigation or a proceeding commenced against him by
                         a competent authority and that was terminated without
                         an indictment and without having a monetary charge
                         imposed on him in exchange for a criminal procedure (as
                         such terms are defined in the Companies Law), or that
                         was terminated without an indictment but with a
                         monetary charge imposed on him in exchange for a
                         criminal procedure in a crime that does not require the
                         finding of criminal intent.

               57.1.3    reasonable litigation expenses, including attorneys'
                         fees, expended by an Office Holder or charged to him by
                         a court, in a proceeding filed against him by the
                         Company or on its behalf or by another person, or in a
                         criminal charge from which he was acquitted, or in a
                         criminal charge of which he was convicted of a crime
                         which does not require a finding of criminal intent.

         57.2  The Company may indemnify an Office Holder of the Company pursuant to this Article 57 retrospectively, and may also
               undertake in advance to indemnify an Office Holder of the Company with respect to matters set forth in Articles 57.1.1, 57.1.2 and
               57.1.3, provided that an undertaking with respect to matters set forth in Article 57.1.1 is limited to events of a kind which the
               Board believes can be anticipated in light of the Company's activities at the time of such undertaking, and in an amount or criteria that the Board determines is reasonable under the circumstances, and that the indemnification undertaking will specify the events of that the Board believes can be anticipated in light of the Company's activities at the time of such
               undertaking, and the amount or criteria that the Board determines is reasonable under the circumstances.

58.      RELEASE OF OFFICE HOLDERS

         The Company may, to the extent permitted by the Companies Law, release an Office Holder of the Company, in advance, from his liability, in whole or in part, for damages

         resulting from the breach of his duty of care to the Company, except for a breach of the duty of care while distributing dividends or making other distributions (as such term is defined in the Companies Law).

59.      GENERAL

         The provisions of Articles 56, 57 and 58 above are not intended, and shall not be interpreted, to restrict the Company in any manner in respect of the procurement of insurance and/or in respect of indemnification and/or release from liability in connection with any person who is not an Office Holder, including, without limitation, any employee, agent, consultant or contractor of the Company who is not an
         Office Holder, or in connection with any Office Holder to the extent that such insurance and/or indemnification and/or release from liability us permitted under the law.

                                   LIQUIDATION

60.      LIQUIDATION

         60.1  Subject to applicable Law and to the rights of shares with special rights upon liquidation, the assets of the Company available for distribution among the Shareholders shall be distributed to them in proportion to the amount paid or credited as paid on the par value of their respective holdings of the shares in respect of which such distribution is being made.

         60.2  In the event that the Company is liquidated, whether voluntarily or otherwise, the liquidator, with the approval of a General
               Meeting, may make a distribution in kind to the Shareholders of all or part of the property of the Company, and he may, with the approval of the General Meeting, deposit any part of the property of the Company with trustees in favor of the Shareholders, as the liquidator with the aforementioned approval, deems appropriate and subject to applicable law.

                                    ACCOUNTS

61.      BOOKS OF ACCOUNT

         The Board shall cause accurate books of account to be kept in accordance with the provisions of the Companies Law and of any other applicable Law. Such books of account shall be kept at the registered office of the Company, or at such other place or places as the Board may deem appropriate, and they shall always be open to inspection by all Directors. No Shareholder, not being a Director, shall have any right to inspect any account or book or other similar document of the
         Company, except as conferred by Law or authorized by the Board or by a resolution of the General Meeting adopted by an Ordinary Majority.

62.      AUDIT

         Without derogating from the requirements of any applicable law, at least once in every fiscal year the accounts of the Company shall be audited and the accuracy of the profit and loss account and balance sheet certified by one or more duly qualified auditors.

                       RIGHTS OF SIGNATURE, STAMP AND SEAL

63.      RIGHTS OF SIGNATURE. STAMP AND SEAL

         63.1  The Board shall be entitled to authorize any person or persons
               (who may not be Directors) to act and sign on behalf of the
               Company, and the acts and signature of such person(s) on behalf of the Company shall bind the Company insofar as such person(s)
               acted and signed within the scope of his or their authority.

         63.2  The Company shall have at least one official stamp.

         63.3  The Board may provide for a seal. If the Board so provides, it shall also provide for the safe custody thereof. Such seal shall not be used except by the authority of the Board and in the presence of the person(s) authorized to sign on behalf of the
               Company, who shall sign every instrument to which such seal is affixed.

                                     NOTICES

64.      NOTICES

         64.1  Any written notice or other document may be served by the Company upon any Shareholder either personally or by sending it by prepaid registered mail (airmail if sent to a place outside
               Israel) addressed to such Shareholder at his address as described in the Shareholder Register or such other address as he may have designated in writing for the receipt of notices and other documents. Any written notice or other document may be served by any Shareholder upon the Company by tendering the same in person to the corporate secretary or the General Manager of the Company at the principal office of the Company or by sending it by prepaid registered mail (airmail if posted outside Israel) to the
               Company at its registered office. Any such notice or other document shall be deemed to have been served two (2) Business
               Days after it has been posted (seven (7) Business Days if sent internationally), or when actually received by the addressee if sooner than two days or seven days, as the case may be, after it has been posted, or when actually tendered in person, to such
               Shareholder (or to the corporate secretary or the General
               Manager), provided, however, that notice may be sent by
               cablegram, telex, facsimile or other electronic means and
               confirmed by registered mail as aforesaid, and such notice shall be deemed to have been given twenty four (24) hours after such cablegram, telex, facsimile or other electronic communication has been sent or when actually received by such Shareholder (or by the Company), whichever is earlier. If a notice is, in fact, received by the addressee, it shall be deemed to have been duly served, when received, notwithstanding that it was defectively addressed or failed, in some respect, to comply with the
               provisions of this Article 64.1. Unless otherwise provided in these Articles, the provisions of this Article 64.1 shall also apply to written notices permitted or required to be given by the
               Company to any Director or by any Director to the Company.

         64.2  All notices to be given to the Shareholders shall, with respect to any share held by persons jointly, be given to whichever of such persons is named first in the Shareholder Register, and any notice so given shall be sufficient notice to the holders of such share.

         64.3  Any Shareholder whose address is not described in the Shareholder
               Register, and who shall not have designated in writing an address for the receipt of notices, shall not be entitled to receive any notice from the Company.

         64.4  Any Shareholder and any Director may waive his right to receive notices generally or during a specific time period and he may consent that a General Meeting of the Company or a meeting of the
               Board, as the case may be, shall be convened and held
               notwithstanding the fact that he did not receive a notice with respect thereto, or notwithstanding the fact that the notice was not received by him within the required time, in each case subject to the provisions of any Law prohibiting any such waiver or consent.